UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2021 (June 1, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

CytoDyn Inc. (the “Company”) is making this disclosure under this Item 3.02 since its unregistered sales of equity securities, in the aggregate since its last report filed under this Item 3.02 or its 10-Q filed April 14, 2021, exceeds 1% of the number of shares of common stock outstanding as of February 28, 2021. Effective June 1, 2021, the Company no longer meets the definition of a smaller reporting company and thus the previously available 5% threshold is no longer applicable to the Company.

On April 19, 2021, the Company and the holder of its secured convertible promissory note issued July 29, 2020 (the “July 2020 Note”) entered into an exchange agreement, to partially satisfy the required April 2021 Debt Reduction Amount of $7.5 million, pursuant to which a portion of the of the July 2020 Note was partitioned into a new note (the “April 19, 2021 Partitioned Note”) with a principal amount equal to $4.0 million. The outstanding balance of the July 2020 Note was reduced by the April 19, 2021 Partitioned Note, and the Company and the investor exchanged the April 19, 2021 Partitioned Note for approximately 1.6 million shares of the Company’s common stock. The Company relied upon the exemption provided by Section 3(a)(9) for the exchange transaction described above.

On April 30, 2021, the Company and the holder of the July 2020 Note entered into an exchange agreement to satisfy the remaining required April 2021 Debt Reduction Amount of $7.5 million and retire the July 2020 Note, pursuant to which the remaining outstanding principal and interest balance of the July 2020 Note was partitioned into a new note (the “April 30, 2021 Partitioned Note”) with a principal amount equal to approximately $3.9 million. The remaining outstanding balance of the July 2020 Note was retired by the April 30, 2021 Partitioned Note, and the Company and the investor exchanged the April 30, 2021 Partitioned Note for approximately 1.7 million shares of the Company’s common stock. The Company relied upon the exemption provided by Section 3(a)(9) for the exchange transaction described above.

On May 17, 2021, the Company and the holder of its secured convertible promissory note issued November 10, 2020 (the “November 2020 Note”) entered into an exchange agreement, to partially satisfy the required May 2021 Debt Reduction Amount of $7.5 million, pursuant to which a portion of the November 2020 Note was partitioned into a new note (the “May 17, 2021 Partitioned Note”) with a principal amount equal to $3.0 million. The outstanding balance of the November 2020 Note was reduced by the May 17, 2021 Partitioned Note, and the Company and the investor exchanged the May 17, 2021 Partitioned Note for approximately 1.4 million shares of the Company’s common stock. The Company relied upon the exemption provided by Section 3(a)(9) for the exchange transaction described above.

On May 24, 2021, the Company and the holder of the November 2020 Note entered into an exchange agreement to satisfy the remaining required May 2021 Debt Reduction Amount of $7.5 million, pursuant to which a portion of the November 2020 Note was partitioned into a new note (the “May 24, 2021 Partitioned Note”) with a principal amount equal to $4.5 million. The outstanding balance of the November 2020 Note was reduced by the May 24, 2021 Partitioned Note, and the Company and the investor exchanged the May 24, 2021 Partitioned Note for approximately 2.8 million shares of the Company’s common stock. The Company relied upon the exemption provided by Section 3(a)(9) for the exchange transaction described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Dated: June 4, 2021	By:	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer